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                                                                   EXHIBIT 10.30


                        ADMINISTRATIVE SERVICES AGREEMENT

        THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of July 1, 2001, (this "Agreement"), is made by and between The Advisory Board Company, a Maryland corporation ("ABC") and DGB Enterprises Inc, a Delaware corporation ("DGB").

                                    RECITALS

        WHEREAS, ABC and DGB are parties to Administrative Services Agreements, dated January 1, 2000 (the "Original Agreements");

        WHEREAS, ABC and DGB desire to amend and restate in their entirety the Original Agreements as a single agreement and, among other things, extend the term of the Original Agreement through June 30, 2003;

        WHEREAS, DGB desires to provide, and ABC desires to receive, certain administrative and other corporate services from DGB, as hereinafter specifically provided (collectively, the "DGB Administrative Services" and, individually, a "DGB Administrative Service"), and the parties desire to set forth herein the basis on which the DGB Administrative Services shall be provided; and

        WHEREAS, ABC desires to provide and DGB and certain related entities, as from time to time agreed by the parties, which are owned or controlled by DGB or its principal stockholder, desire to receive, certain administrative and other corporate services from ABC, as hereinafter specifically provided (collectively, the "ABC Administrative Services" and individually, an "ABC Administrative Service"), and the parties desire to set forth herein the basis on which the ABC Administrative Services shall be provided.

        NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Administrative Services. The DGB Administrative Services and the ABC Administrative Services shall collectively be referred to herein as the "Administrative Services." The specific Administrative Services to be provided by DGB and ABC are comprised of the services more particularly set forth in Attachment 1 hereto.

        2. Term. Except with respect to Sections 10 through 17, which shall survive indefinitely, the term of this Agreement shall be two (2) years commencing on July 1, 2001 (the "Term"). During the Term, the Administrative Services shall be provided only as specified in Attachment 1 hereto, unless otherwise agreed to by the parties. Each party shall have the right to terminate (a "Termination") any or all Administrative Services being provided to that party upon sixty (60) days prior written notice to the other party. Termination of one or more Administrative Services by a party shall not effect the other party's obligation to furnish all other Administrative Services for the remainder of the Term.
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        3.     Cost. Unless otherwise expressly agreed in writing by a duly authorized officers of DGB and ABC, the Administrative Services shall be provided in consideration for payment of the administrative fees set forth in Attachment 1 hereto.


        4. Delegation. Each party may retain the services of such third parties, either by oral or written contract, as such party may, from time to time, deem necessary or appropriate to facilitate the expeditious discharge of its responsibilities to provide Administrative Services hereunder.

        5. Independence. All employees and representatives of a party providing Administrative Services will be deemed for purposes of all compensation and employee benefits to be employees or representatives of such party and not employees or representatives of the party receiving the Administrative Services. In performing the Administrative Services, employees or representatives of the party providing the Administrative Services will be under the direction, control and supervision of such party (and not the party receiving the Administrative Services) and such party will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. The party providing the Administrative Services shall be solely responsible for the payment of all payroll and withholding taxes relating to its employees for the Administrative Services it provides during the Term except, in the event of a Termination the party making such Termination shall have sole responsibility for any costs incurred by the party providing the terminated Administrative Services related to the reduction or reassignment of its work force in connection with the Termination.

        6. Impracticability. Neither party shall be required to provide any Administrative Service to the extent the performance or the provision of such Administrative Services becomes impracticable as a result of a cause or causes outside of the reasonable control of such party, or to the extent performance of such Administrative Service would require such party to violate applicable laws, rules or regulations or result in the breach of any license, permit or applicable contract.

        7. Additional Resources. In providing the Administrative Services, neither party shall be obligated to: (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional real property, equipment or software.

        8. Force Majeure. The obligations of the parties under this Agreement are subject to conditions of force majeure, including an act of God, strike or walkout or other labor dispute, act of a public enemy, war, revolution, riot, fire, storm, flood, earthquake, embargo and any other cause which is not reasonably within the control of the party affected thereby.

        9. Nondisclosure. In the event that, during the Term and in connection with a party's performance of its obligations hereunder, either party shall receive information concerning the other party hereto which the receiving party knows, or has reason to believe, is confidential or proprietary to the party to whom such information relates, the party receiving such information shall take all reasonable steps to (a) protect and hold such information in confidence and prevent its disclosure to third parties unless such third parties are under a duty of confidentiality to the

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party to which such information relates; and (b) restrict its use to those purposes consented to in writing by the party to whom such information relates; provided, however, that the party receiving such information shall not be required to protect or hold in confidence any information or data which (i) is or becomes available to the public without the fault of the receiving party,
(ii) is independently developed by the receiving party, (iii) is disclosed to the receiving party by a third party known to the receiving party not to be under any duty of confidentiality to the party to whom such information related with respect to such information or (iv) except as may otherwise be required by law.

        10. Limitation on Liability. Each party's liability to the other party in connection with this Agreement and the Administrative Services to be provided hereunder shall be limited to actual damages arising from such party's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder; provided, however, that, in no event shall such party be liable for any incidental or consequential damages.

        11.    Indemnity.

               (a) DGB agrees to defend, indemnify and hold ABC and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by ABC arising out of the performance of the Administrative Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

               (b) ABC agrees to defend, indemnify and hold DGB and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by DGB arising out of the performance of the Administrative Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by DGB's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

        12. Mutual Cooperation. DGB and ABC will provide each other with information and assistance reasonably necessary to investigate, defend or prosecute any claims, suits, charges, including but not limited to equal employment opportunity, workers compensation, insurance and similar claims brought by or against DGB or ABC relating to either of their businesses. This provision shall survive termination of this Agreement.

        13. Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person (including, without limitation, employees), other than the parties hereto and their respective successors and assigns, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        14. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained

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herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest of claims in any third parties.

        15. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without prior written consent of the other.

        16. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid or by certified or registered mail, and addressed to the applicable party as indicated below:

        If ABC:

        David Felsenthal
        The Advisory Board Company
        600 New Hampshire Ave., N.W.
        Suite 800
        Washington, D.C.  20037

        If DGB:

        Michael A. D'Amato
        DGB Enterprises Inc.
        600 New Hampshire Ave., N.W.
        Suite 800
        Washington, D.C.  20037

        17. Governing Law. The validity, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (excluding its choice of law rules).

        18. Entire Agreement. The parties intend that the terms of this Agreement, including the attached schedules, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceedings involving this Agreement.

        19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        20. Headings. The headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


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        21.    Amendments and Waivers. This Agreement may not be amended except upon the written consent of all of the parties. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

        22. Expenses. Whether or not the transactions contemplated in this Agreement are consummated, unless specifically provided otherwise in this Agreement (including all exhibits, attachments and schedules hereto), each party shall bear and pay all expenses incurred by it or on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein.

        23. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of this Agreement and such provisions as applied to other persons, places or circumstances shall remain in full force and effect.

                            [Signature page follows.]


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                            THE ADVISORY BOARD COMPANY
                                            a Maryland corporation


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            DGB ENTERPRISES, INC.
                                            A Delaware corporation


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:




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